Exhibit 4.1
DYNAMICS RESEARCH CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

Amended and Restated Rights Agreement

Dated as of July 23, 2008

TABLE OF CONTENTS

i

RIGHTS AGREEMENT

This Amended and Restated Rights Agreement dated as of July 23, 2008 (this “Agreement”) is between Dynamics Research Corporation, a Massachusetts corporation (the "Company") and American Stock Transfer & Trust Company, a limited liability trust company (the "Rights Agent").

W I T N E S S E T H:

WHEREAS, on February 17, 1998, the Board of Directors of the Company (the "Board") authorized the issuance of rights to purchase, on the terms and subject to the provisions of the Rights Agreement dated February 17, 1998 (the "1998 Agreement"), one one-tenth of a share of the Company's Series B Preferred Stock; and

WHEREAS, on February, 17 1998, the Board authorized and declared a dividend distribution of one right for every share of Common Stock of the Company outstanding on July 27, 1998, and authorized the issuance of one right (subject to certain adjustments) for each share of Common Stock of the Company issued between July 27, 1998 and the "Distribution Date" under the 1988 Agreement; and

WHEREAS, on July 23, 2008, the Board determined it desirable and in the best interests of the Company and its stockholders for the Company to adopt this Agreement, containing substantially similar terms to the 1998 Agreement, and to replace the 1998 Agreement upon its expiration by executing this Agreement; and

WHEREAS, on July 27, 2008 (the "Declaration Date"), the Board authorized and declared a dividend distribution of one Right (each Right being a right to purchase, on the terms and subject to the provisions of this Agreement, one one-hundredth of a share of the Company's Series B Preferred Stock, each a "Right", collectively the "Rights") for each share of Common Stock of the Company outstanding on July 27, 2008,  the "Expiration Date" under the 1998 Agreement, as amended (the "Dividend Record Date") and authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(i) or Section 11(p) hereof) for each share of Common Stock of the Company issued between the Dividend Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as defined herein), and under certain circumstances thereafter, each Right initially representing the right to purchase one one-hundredth of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions hereinafter set forth (the "Rights");

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)                "Acquiring Person" shall mean any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person organized, appointed, or established by the Company or a Subsidiary of the Company pursuant to the terms of any plan described in clause (iii) above or (v) any such Person who has reported or is required to report such ownership (but less than 15%) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who, together with all of such Person's Affiliates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10 Business Day Period.  Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined in this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of the Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a) (or, in the case solely of Derivative Common Shares (as such term is hereinafter defined), such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board of Directors that such Derivative Common Shares are not held with any intention of changing or influencing control of the Company), then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement.

(b)                "Act" shall mean the Securities Act of 1933 (or any successor act), as amended and as may from time to time be in effect.

(c)                "Affiliate," with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date.

(d)                A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" or have "Beneficial Ownership" of, any securities:

(i)         which such Person or any of such Person's Affiliates has "beneficial ownership" of within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date;

(ii)         which such Person or any of such Person's Affiliates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion, exchange or other rights, warrants or options, or otherwise;

(iii)         which such Person or any of such Person's Affiliates has, directly or indirectly, the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," or to have "Beneficial Ownership" of any security for purposes of this Section 1(d)(iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:  (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act or (B) is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, in either case described in clause (A) or (B) above, when such agreement, arrangement or understanding is also then not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iv)         which are beneficially owned, directly or indirectly, by any other Person or any Affiliate thereof with which such Person or any of such Person's Affiliates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or in connection with a proxy or consent solicitation described in clause (A) or (B) of the proviso to Section 1(d)(iii) hereof) or disposing of any securities of the Company; or

(v)         that are the subject of a derivative transaction entered into by such Person or any of such Person’s Affiliates, or derivative security acquired by such Person or such Person’s Affiliates, which gives such Person or any Affiliate thereof the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person or any Affiliate thereof, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person or any Affiliate thereof may have entered into other transactions that hedge the economic effect of such derivative.  In determining the amount of Common Stock deemed Beneficially Owned by virtue of the operation of this Section 1(d)(v), the subject Person shall be deemed to Beneficially Own (without duplication) the amount of Common Stock that is synthetically owned pursuant to such derivative transactions or such derivative securities. Such amount of Common Stock that is deemed so Beneficially Owned pursuant to the operation of this Section 1(d)(v) shall be referred to herein as  "Derivative Common Shares."

provided, however, that for purposes of this Section 1(d) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," or to have "Beneficial Ownership" of (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Common Stock Event, or (C) securities issuable upon exercise of Rights which were held by a Person or its Affiliates prior to the Distribution Date as long as such Person is not responsible for the occurrence of the Common Stock Event giving rise to the Distribution Date; and provided, further, however, that nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," or to have "Beneficial Ownership" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(e)                "Board" shall have the meaning set forth in the preamble to this Agreement.

(f)                "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The Commonwealth of Massachusetts or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

(g)                "Close of Business" on any given date shall mean 5:00 P.M., Boston, Massachusetts time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Boston, Massachusetts time, on the next succeeding Business Day.

 (h)               "Closing Price" shall have the meaning set forth in Section 11(d) hereof.

(i)                "Common Stock" shall mean the Common Stock, with a par value of $.10 per share, of the Company, except that "Common Stock" when used with respect to any Person other than the Company shall mean either (i) the common stock (or other capital stock or shares of beneficial interest) of such Person with the greatest voting power, or (ii) the equity securities or other equity interests having power to control or direct the management and affairs of such Person, or (iii) if such Person is a Subsidiary of another Person, the Person (A) who ultimately controls such Person that is the Subsidiary and (B) which has outstanding such common stock (or such other capital stock, equity securities or interests).

(j)                "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

(k)                "Common Stock Event" shall mean the occurrence of any event described in (i) Section 11(a)(ii) hereof or (ii) clause (a), (b) or (c) of the first sentence of Section 13 hereof.

(l)                "Company" shall have the meaning set forth in the preamble to this Agreement.

(m)                "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

(n)                "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

(o)                "Declaration Date" shall have the meaning set forth in the preamble to this Agreement.

(p)                "Directors" shall mean the members of the Board.

(q)                "Disqualified Transferee" shall mean any Person who is a direct or indirect transferee of any Right from an Acquiring Person or an Affiliate of an Acquiring Person and became such a transferee (x) after the occurrence of a Common Stock Event or (y) prior to or concurrently with the Acquiring Person becoming such and received such Right pursuant to a transfer (whether or not for value) (A) from the Acquiring Person to holders of its Common Stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Right, or (B) which a majority of the Board reasonably determines is part of a plan, arrangement, or understanding (whether or not in writing) which has as a primary purpose or effect, the avoidance of Section 7(e) hereof.

(r)                "Distribution Date" shall mean the date which is the later of (A) the earlier of (x) the 10th Business Day following the Stock Acquisition Date (or, if the 10th Business Day following the Stock Acquisition Date occurs before the Dividend Record Date, at the close of business on the Dividend Record Date) or (y) the 10th Business Day following the Offer Commencement Date (or, if the 10th Business Day following the Offer Commencement Date occurs before the Dividend Record Date, at the close of business on the Dividend Record Date) or (B) such specified or unspecified date thereafter which is on or after the Dividend Record Date, as may be determined by a majority of the Board.

(s)                "Dividend Record Date" shall have the meaning set forth in the preamble to this Agreement.

(t)                "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b) hereof.

(u)                "Excess Amount" shall have the meaning set forth in Section 11(a)(iii) hereof.

(v)                "Exchange Act" shall mean the Securities Exchange Act of 1934 (or any successor act), as in effect on the Declaration Date.

(w)                "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

(x)               "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

(y)                "Offer Commencement Date" shall mean the date of the commencement by any Person, other than (i) the Company, (ii) a Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any Person organized, appointed, or established by the Company or such Subsidiary pursuant to the terms of any such plan, of a tender or exchange offer (including when such offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) if upon consummation thereof the Person and Affiliates thereof would be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights on the Dividend Record Date or thereafter).

(z)                "Officers' Certificate" has the meaning set forth in Section 20(b) hereof.

(aa)                "Other Consideration" has the meaning set forth in Section 6(a) hereof.

(bb)                "Person" shall mean a company, corporation, association, partnership, joint venture, trust, estate, organization, business, entity or individual.

(cc)                "Preferred Stock" shall mean the Series B Preferred Stock, $.10 par value, of the Company, having the rights and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A.

(dd)                "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

(ee)                Redemption Price" shall have the meaning set forth in Section 23 hereof.

(ff)                "Rights" shall have the meaning set forth in the preamble to this Agreement.

(gg)                "Rights Agent" shall have the meaning set forth in the preamble of this Agreement subject to the appointment of a successor Rights Agent pursuant to Section 21 hereof.

(hh)                "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

(ii)                "Stock Acquisition Date" shall mean the later of (i) the date of the first public announcement by an Acquiring Person or the Company that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public), or (ii) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such.

(jj)                "Subsidiary" shall mean, as of any date, any Person of which the Company (or other specified Person) owns directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or holds directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of partnership or similar interests, or is a general partner, or of which the Company (or other specified Person) owns voting securities sufficient to elect at least a majority of the directors of such Person.

(kk)                "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll)                "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

(mm)                "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a day which is a
Business Day.

Section 2. Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time, upon prior written notice to the Rights Agent, appoint such Co-Rights Agents as it may deem necessary or desirable.

Section 3. Issue of Rights Certificates.

(a)                Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing shares of Common Stock registered in the names of the holders of the Common Stock (which certificates shall be deemed also to be certificates for the associated Rights) and not by separate rights certificates, and (ii) the Rights will be transferable only in connection with the transfer of the associated shares of Common Stock.  As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing in the aggregate that number of Rights to which such holder is entitled in accordance with the provisions of this Agreement.  As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.  The Rights are exercisable only in accordance with the provisions of Section 7 hereof and are redeemable only in accordance with Section 23 hereof.

(b)                As soon as practicable after the Dividend Record Date, the Company will cause a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), to be sent by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Dividend Record Date, at the address of such holder shown on the stock transfer records of the Company.  With respect to certificates for the Common Stock outstanding as of the Dividend Record Date, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights.  Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates representing shares of the Common Stock outstanding on the Dividend Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

(c)                Rights shall be issued in respect of all shares of Common Stock issued (whether originally issued or delivered from the Company's treasury) after the Dividend Record Date but prior to the earliest of (i) the Distribution Date, (ii) the Expiration Date, or (iii) the redemption of the Rights.  Certificates representing such shares of Common Stock and certificates issued on transfer of such shares of Common Stock, with or without a copy of the Summary of Rights, prior to the Distribution Date (or earlier expiration or redemption of the Rights) shall be deemed also to be certificates for the associated Rights, and commencing as soon as reasonably practicable following the Dividend Record Date shall bear the following legend (or a legend substantially in the form thereof):

“This certificate also evidences and entitles the holder to Rights set forth in a Rights Agreement between the issuer and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent") (as amended and restated from time to time, the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Rights Agent.  The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.”

Until the Distribution Date or the earlier redemption, expiration or termination of the Rights, the Rights associated with the Common Stock shall be evidenced by the Common Stock certificates alone and the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

Section 4. Form of Rights Certificates.

(a)                The Rights Certificates (and the form of assignment and the form of exercise notice and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be  required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Dividend Record Date (or, if the shares pursuant to which the Rights are attached are issued thereafter, such date of issuance), shall include the date of countersignature and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the Purchase Price (as hereinafter defined), but the amount and type of securities issuable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

(b)                Any Rights Certificate issued pursuant to Section 3(a) or 22 hereof that represents Rights beneficially owned by (i) any Acquiring Person or any Affiliate of an Acquiring Person, or (ii) any Disqualified Transferee, and any other Rights Certificate issued pursuant to Section 6 or 11 hereof upon the transfer, exchange, replacement, or adjustment of any such Rights Certificate, shall contain (to the extent feasible) the following legend:

“The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate (which includes both affiliates and associates) of an Acquiring Person (as each such term is defined in the Rights Agreement between the issuer and American Stock Transfer & Trust Company, as Rights Agent, (the "Rights Agreement")). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.  The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of such mailing, without charge upon written request.”

Section 5. Countersignature and Registration.  The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, the President or the Vice President of Finance, and by the Treasurer or an Assistant Treasurer of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or facsimile thereof.  The Rights Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, issued, and delivered with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company.  Any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of countersignature thereof by the Rights Agent.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)                Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Close of Business on the Expiration Date or the redemption of the Rights, any Rights Certificate may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Common Stock Event, Common Stock and/or such other securities, cash, or other assets as shall be issuable in respect of the Rights in accordance with the terms of this Agreement (such other securities, cash or other assets being referred to herein as "Other Consideration")) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Rights Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company shall reasonably request.  Thereupon, subject to Sections 4(b), 7(e) and 14 hereof, the Company shall execute and the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment by the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates which the Company is not required to pay in accordance with Section 9(d) hereof.

(b)                Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)                Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the Close of Business on July 27, 2018 (the "Expiration Date") or the earlier redemption of the Rights.  At the Expiration Date (or the earlier redemption of the Rights), all Rights shall be extinguished and all Rights Certificates shall become null and void.  To exercise Rights, the registered holder of the Rights Certificate evidencing such Rights shall surrender such Rights Certificate, with the form of election to purchase on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, only if by electronic or wire transfer, or by certified check or bank check, of the Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or, after a Common Stock Event, shares and/or similar units of Common Stock or Other Consideration) as to which the Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9(d) hereof). The Rights Agent shall promptly deliver to the Company all payments of the Purchase Price received in respect of Rights Certificates accepted for exercise.

(b)                The purchase price for each one one-one hundredth of a share of Preferred Stock issuable pursuant to the exercise of a Right (the "Purchase Price") shall initially be $59.09, shall be subject to adjustment as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America.

(c)                Upon receipt of a Rights Certificate representing the Rights, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment of the Purchase Price, with respect to each Right so exercised, the Rights Agent, subject to Sections 7(e), 11(a)(iii) and 20(k) hereof, shall thereupon promptly (i) requisition from any transfer agent of the Preferred Stock (or Common Stock, as the case may be) (or from the Company if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) certificates for the total number of one one-hundredths of a share of Preferred Stock (or Common Stock, as the case may be) to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with any such request, (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated in writing by such holder, and (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 hereof and after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. After the occurrence of the later of a Common Stock Event or the Dividend Record Date the Company shall make all necessary arrangements so that any Other Consideration then deliverable or which may be deliverable in respect of the Rights is available for distribution by the Rights Agent. For purposes of this Section 7, the Rights Agent shall be entitled to rely, and shall be protected in relying, on an Officers' Certificate from the Company to the effect that the Distribution Date has occurred.

(d)                Subject to Sections 4(b), 7(e) and 14 hereof, in case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be executed and delivered by the Company to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Rights Certificate or to such holder's duly authorized assigns.

(e)                Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of the later of a Common Stock Event or the Dividend Record Date any Rights beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person, or (ii) a Disqualified Transferee shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but the Company shall have no liability to any holder of Rights Certificates or other Person and none of the terms of this Agreement or the Rights shall be deemed to be waived with respect to such holder or other Person as a result of any failure by the Company to make any determinations with respect to an Acquiring Person or any Affiliate of an Acquiring Person or Disqualified Transferees hereunder or any failure to have a legend placed on any Rights Certificate in accordance with Section 4(b) hereof or on any Common Stock certificate in accordance with Section 3(c) hereof.

(f)                Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Rights Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or retired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or may, at the written request of the Company, but shall not be required to, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Preferred Stock; Other Covenants.

(a)                The Company covenants and agrees that on and after the Distribution Date, it shall use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (or, following the occurrence of a Common Stock Event, out of its authorized and unissued shares of Common Stock and/or Other Consideration, or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (or, following a Common Stock Event, shares of Common Stock and/or Other Consideration) that, except as provided in Section 11(a)(iii) hereof, would then be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the reservation of such shares shall be subject and subordinate to any other reservation of such shares made by the Company at any time for any lawful purpose; provided, further, however, that in no event shall such failure to so reserve shares affect the rights of any holder of Rights hereunder.

(b)                The Company covenants and agrees that on and after the Distribution Date so long as the Preferred Stock (or, following a Common Stock Event, shares and/or similar units of Common Stock and/or Other Consideration) issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)                The Company covenants and agrees that it shall take all such action as may be necessary to ensure that each one one-hundredth of a share of Preferred Stock (or, following a Common Stock Event, each share and/or similar unit of Common Stock or Other Consideration) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or units), subject to payment in full of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

(d)                The Company covenants and agrees that it shall pay when due and payable any and all federal and state transfer taxes and similar charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Common Stock or Other Consideration) upon the exercise of Rights; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or in the issuance or delivery of certificates for any shares of Preferred Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Common Stock or Other Consideration) in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for any shares of Preferred Stock (and, following the occurrence of a Common Stock Event, any shares and/or similar units of Common Stock or Other Consideration) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax is due.

(e)                The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the first occurrence of a Common Stock Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities issuable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the Expiration Date or earlier redemption of the Rights.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states of the United States in connection with the exercisability of the Rights.  The

Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement or to permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.  The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

Section 10. Preferred Stock Record Date; Etc.  Each Person in whose name any certificate for any shares of Preferred Stock (or, following the occurrence of a Common Stock Event, shares and/or similar units of Common Stock or Other Consideration) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or such shares and similar units of Common Stock and/or Other Consideration, as the case may be) represented thereby, and such certificate shall be dated the date which is the later of (i) the date upon which the Rights Certificate evidencing such Rights was duly surrendered, or (ii) the date upon which payment of the Purchase Price (and any applicable transfer taxes) in respect thereof was made; provided, however, that if such date is a date upon which the relevant transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or Other Consideration) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open; provided, further, that the Company covenants and agrees that it shall not close such transfer books for a period exceeding ten consecutive days.  Prior to the exercise of the Rights evidenced thereby (which shall be deemed to have occurred on the date such certificate for shares and/or similar units of Preferred Stock, Common Stock or Other Consideration shall be dated in accordance with this Section 10), the holder of a Rights Certificate, as such, shall not be entitled to any rights of a security holder of the Company with respect to the shares of Preferred Stock or Common Stock (and/or such shares or similar units of Common Stock or Other Consideration) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

Section 11. Antidilution Adjustments.  The Purchase Price and the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)  (i) In the event that the Company shall at any time after the Declaration Date (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue, change, or alter any of its shares of capital stock in a reclassification or recapitalization (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or other capital stock which, if such Right had been exercisable and was exercised immediately prior to such time at the Purchase Price then in effect and at a time when the transfer books for the Preferred Stock (or other capital stock) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided in this

Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)         Other than (x) pursuant to an offer for all outstanding shares of the Common Stock at a price and on terms determined by a least a majority of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, determines to be in the best interests of, and is fair to, the Company and its stockholders, other than such Acquiring Person, its Affiliates and its Associates, or (y) a transaction or transactions to which the provisions of Section 13(a) apply, then in the event

(A)             any Person shall at any time after the Declaration Date become an Acquiring Person; or

(B)             any Acquiring Person or any Affiliate of any Acquiring Person, at any time after the Declaration Date, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and no shares thereof shall be changed or otherwise transformed into stock or other securities of any other Person or the Company or cash or any other property, (2) in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of any class of its equity securities or for securities exercisable for or convertible into shares of any such class or otherwise obtain from the Company, with or without consideration, any additional shares of any such class or securities exercisable for or convertible into shares of any such class (other than as part of a pro rata distribution to all holders of such class), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions) to, from or with the Company or any of the Company's Subsidiaries, assets with an aggregate fair market value in excess of 50% of the assets of the Company and its Subsidiaries determined on a consolidated basis on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, (4) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation as a director of the Company or for full-time employment as a regular employee at rates in accordance with the Company's (or such Subsidiary's) past practices, (5) receive the benefit (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries on terms and conditions less favorable to the Company (or such Subsidiary) than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party or (6) commence a tender or exchange offer for securities of the Company; or

(C)             during such time as there is an Acquiring Person at any time after the Declaration Date, there shall be any reclassification of securities (including any combination thereof), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate of an Acquiring Person), or any repurchase by the Company or any of its Subsidiaries of shares of the Common Stock of the Company, or any other class or series of securities issued by the Company, which reclassification, recapitalization, merger, consolidation or repurchase is effected at a time when a majority of the Board consists of persons who are the Acquiring Person or its Affiliates, or nominees or designees of any thereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or securities exercisable for or convertible into any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by an Acquiring Person or any Affiliate of an Acquiring Person

then, in each such case, upon the Close of Business on the tenth Business Day after the occurrence of such event or if such tenth Business Day following the occurrence of such event occurs before the Dividend Record Date, upon the Dividend Record Date, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon exercise thereof at the Purchase Price in effect at the time of exercise in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying an amount equal to the then current Purchase Price by an amount equal to the number of one one-hundredths of a share of Preferred Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of any such event whether or not such Right was then exercisable, and (y) dividing that product by 50% of the Current Market Price per share of the Common Stock of the Company (as defined in Section 11(d) hereof) determined as of the date of such first occurrence.

(iii)         In lieu of issuing whole or fractional shares of Common Stock in accordance with Section 7(c) hereof, the Company shall (i) in the event that the number of shares of Common Stock which are authorized by the Company's charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 7(c) hereof, or (ii) if a majority of the Board determines that it would be appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person or Disqualified Transferee or any Affiliate of the Acquiring Person or Disqualified Transferee), (A) determine an amount, if any, (the "Excess Amount") equal to the excess of (1) the value (the "Current Value") of the whole or fractional shares of Preferred Stock (or Common Stock) issuable upon the exercise of a Right in accordance with Section 7(c) hereof, over (2) the Purchase Price, and (B) with respect to each Right, (subject to Section 7(e) hereof) make adequate provision to substitute for such whole or fractional shares of Preferred Stock (or Common Stock), upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares or units of Preferred Stock or preferred stock which the Board has deemed in good faith to have the same value as a share of Common Stock (such shares of preferred stock being referred to herein as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (which would include the additional consideration provided to any holder by reducing the Purchase Price) having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board; provided, however, subject to the provisions of Section 9(e) hereof, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the Close of Business on the tenth Business Day after the first occurrence of a Common Stock Event described in Section 11(a)(ii) hereof or, if such tenth Business Day occurs before the Dividend Record Date, upon the Dividend Record Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, whole or fractional shares of Preferred Stock (or Common Stock) (to the extent available) and then, if necessary, cash, securities, and/or assets which in the aggregate are equal to the Excess Amount. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock or Common Stock Equivalents could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days following the Close of Business on the tenth Business Day after the first occurrence of such a Common Stock Event or, if such tenth Business Day occurs before the Dividend Record Date, upon the Dividend Record Date (such 30 day period, as it may be extended to 90 days, is referred to herein as the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that (except as to the form of consideration which shall be determined as appropriate by a majority of the Board) such action shall apply uniformly to all outstanding Rights which shall not have become null and void, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such provisions and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock issuable upon exercise of a Right in accordance with Section 7(c) hereof shall be the Current Market Price per share of the Common Stock (as determined pursuant to Section 11(d) hereof) on the Close of Business on the tenth Business Day after the date of the first occurrence of such a Common Stock Event or, if such tenth Business Day occurs before the Dividend Record Date, upon the Dividend Record Date, and the value of any Common Stock Equivalent shall be deemed to be equal to the Current Market Price per share of the Common Stock on such date.

(b)                In the event the Company shall, after the Dividend Record Date, fix a record date for the issuance of any options, warrants, or other rights to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase (i) Preferred Stock or (ii) shares having the same rights, privileges and preferences as the shares of any number of one one-hundredths of a share of Preferred Stock ("Equivalent Preferred Stock") or (iii) securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share of Common Stock, if a security is convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock (determined in accordance with Section 11(d) hereof) determined as of such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock and/or Equivalent Preferred Stock which the aggregate minimum offering price of the total number of shares of one one-hundredths of a share of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate minimum conversion price of such convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the maximum number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or the maximum number of shares into which such convertible securities so to be offered are convertible).  In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, for purposes of this Section 11(b) the value of such consideration shall be the fair market value thereof as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Rights Agent).  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such options, warrants or other rights are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

(c)                In the event that the Company shall, after the Dividend Record Date, fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing Person) of evidences of indebtedness, cash (other than cash dividends paid out of the earnings or retained earnings of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), other property (other than a dividend payable in a number of one one-hundredths of a share of Preferred Stock, but including any dividend payable in capital stock other than Preferred Stock), or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be (i) the Current Market Price per share of Preferred Stock (as defined in Section 11(d) hereof) determined as of such record date, less (ii) the sum of (A) that portion of cash plus (B) the fair-market value, as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Rights Agent) of that portion of such evidences of indebtedness, such other property, and/or such subscription rights or warrants applicable to one share of Common Stock and of which the denominator shall be such Current Market Price per share of the Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

(d)                For purposes of any computation pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 10 consecutive Trading Days immediately after such date, and for the purpose of any other computation hereunder, the "Current Market Price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 20 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of such security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares (or units) of such security or securities convertible into shares (or units) of such security, or (ii) any subdivision, combination or reclassification of such security, and prior to the expiration of such 10 Trading Days or 20 Trading Days after (A) the ex-dividend date for such dividend or distribution, or (B) the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "Current Market Price" shall be the Closing Price of such security on the last day of such respective 10 Trading Day or 20 Trading Day period.  For purposes of this Agreement, the "Closing Price" of any security on any day shall be the last sale price, regular way, with respect to shares (or units) of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if such security is not so listed or admitted to trading, the last quoted sale price with respect to shares (or units) of such security, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to shares (or units) of such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices with respect to shares (or units) of such security, as furnished by a professional market maker making a market in such security selected by the Board; or, if no such market maker is available, the fair market value of shares (or units) of such security as of such day as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Rights Agent); provided, however, that the "Closing Price" of one one-hundredth of a share of Preferred Stock as of any Trading Day shall be equal to the Closing Price of a whole share of Preferred Stock on such Trading Day divided by 10; provided, further, that if the Closing Price of such a share of Preferred Stock as of any Trading Day cannot be reasonably determined by the foregoing provisions, the "Closing Price" of one one-hundredth of a share of Preferred Stock on such Trading Date shall be the Closing Price of a share of Common Stock on such Trading Day.

(e)                No adjustment in the Purchase Price shall be required unless adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest (x) ten-thousandth of a share (or similar unit) of Common Stock or securities other than Preferred Stock or Equivalent Preferred Stock or (y) one-millionth of a share of Preferred Stock or Equivalent Preferred Stock. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates the adjustment or (ii) the Expiration Date.  Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those required by this Section 11, as it in its discretion shall determine to be advisable in order that any dividends, subdivision of shares, distribution of rights to purchase shares of beneficial interest or other stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

(f)                In the event that at any time, as a result of an adjustment made in respect of a Common Stock Event, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such other shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (m) and (p) hereof, and the provisions of Sections 7, 9, 10, 11(d), 13 and 14 hereof with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

(g)                All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights represented thereby, all subject to further adjustment as provided herein.

(h)                Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made pursuant to Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth of a share) obtained by (i) multiplying (x) the number of one one-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)                Assuming that no other adjustment pursuant to this Section 11 has been made, the Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)                Irrespective of any adjustment or change in the Purchase Price or the number of whole or fractional shares of Preferred Stock issuable upon exercise of such Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

(k)                Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

(l)                In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of one one-hundredths of a share of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

(m)                Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, by means of a vote of the Board acting in good faith, shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the Current Market Price thereof, issuance wholly for cash of Common Stock (or other securities which by their terms are convertible into or exchangeable for Common Stock), dividends payable in shares of Common Stock or other capital stock or shares of beneficial interest, or issuance of rights, options, or warrants referred to hereinabove in this Section 11, hereafter made or declared by the Company to the holders of its Common Stock, shall not be taxable to such holders.

(n)               The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, more than 50% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or

(B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale, there are any rights, warrants or other instruments or securities outstanding or agreements (whether or not in writing) in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of such other Person shall have received a distribution of Rights previously owned by such Person or any of its Affiliates.

(o)                The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)                Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Declaration Date and prior to the Distribution Date (i) declare or pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or smaller number of shares, then in any such case, (i) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event; and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjustments.  Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare an Officers' Certificate setting forth such adjustment, including any adjustment in Purchase Price, the number of shares or Other Consideration payable, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and Common Stock a copy of such Officers' Certificate, and (c) mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 26 hereof.  The Rights Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  In the event that, following the Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving Person of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with and into, the Company, the Company shall be the continuing or surviving Person of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock of the Company shall be changed or otherwise transformed into other stock or other securities of any other Person or the Company or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, more than 50% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) then, from and after such event, or if such event occurs before the Dividend Record Date, from and after the Dividend Record Date, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect at the time of such exercise in accordance with the terms of this Agreement, such number of whole or fractional shares of validly authorized and issued, fully paid, non-assessable, and freely tradeable Common Stock of such other Person (or in the case of a transaction or series of transactions described in clause (c) above, the Person receiving the greatest amount of the assets or earning power of the Company, or if the Common Stock of such other Person is not and has not been continuously registered under Section 12 of the Exchange Act for the preceding 12-month period and such Person is a direct or indirect Subsidiary of another Person, that other Person, or if such other Person is a direct or indirect Subsidiary of more than one other Person, the Common Stock of two or more of which are and have been so registered, such other Person whose outstanding Common Stock has the greatest aggregate value), free and clear of any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be equal to the result obtained by (x) multiplying the Purchase Price in effect immediately prior to the first occurrence of any Common Stock Event described in this Section 13, or if such Common Stock Event occurs before the Dividend Record Date, upon the Dividend Record Date, by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to such first occurrence (and without taking into account any prior adjustment made pursuant to Section 11(a)(ii) hereof) and (y) dividing that product by 50% of the Current Market Price per share (as defined in Section 11(d) hereof) of the Common Stock of such other Person determined as of the date of consummation of such consolidation, merger, sale, or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed, for all purposes of this Agreement, to refer to such issuer, it being specifically intended that the provisions of Section 11 hereof (other than Section 11(a)(ii) hereof) shall apply only to such issuer following the first occurrence of a Common Stock Event described in this Section 13; (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the whole or fractional shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Common Stock Event described in clauses (a), (b) or (c) of this Section 13. The Company shall not consummate any such consolidation, merger, sale or transfer unless (i) such issuer shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance as will permit the exercise in full of the Rights in accordance with this Section 13, and (ii) prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that as soon as practicable after the date of any Common Stock Event described above in this Section 13, or if such Common Stock Event occurs before the Dividend Record Date, upon the Dividend Record Date, such issuer shall (A) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (I) become effective as soon as practicable after such filing and (II) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and (B) will deliver to holders of the Rights historical financial statements of such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. Furthermore, in case the Person which is to be party to a transaction referred to in this Section 13 has any provision in any of its authorized securities or in its charter or by-laws or other agreement or instrument governing its affairs, which provision would have the effect of causing such Person to issue, in connection with, or as a consequence of, the consummation of a Common Stock Event described in clauses (a), (b), or (c) of this Section 13, whole or fractional shares of Common Stock of such Person at less than the then Current Market Price per share thereof (as defined in Section 11(d) hereof), or to issue securities exercisable for, or convertible into, Common Stock of such Person at less than such then Current Market Price, then, in such event, the Company hereby agrees with each holder of the Rights that it shall not consummate any such transaction unless prior thereto the Company and such Person shall have executed and delivered to the Rights Agent a supplemental agreement providing that such provision in question shall have been canceled, waived, or amended so that it will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  In the event that the later of a Common Stock Event or a Dividend Record Date as described in this Section 13 shall occur at any time after the occurrence of the later of a Common Stock Event or a Dividend Record Date as described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable, except as provided in Section 7(e) hereof, in the manner described in this Section 13.

Section 14. Fractional Rights and Fractional Shares.

(a)                The Company shall not be required to issue fractions of Rights or to distribute fractions of Rights, except prior to the Distribution Date as provided in Section 11(i) hereof, or to distribute Rights Certificates which evidence fractional Rights.  In lieu of issuing such fractional Rights, at the election of the Company, there shall be paid to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b)                The Company shall not be required to issue fractions of shares of its capital stock upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than, in each case with respect to Preferred Stock or Equivalent Preferred Stock, fractions which are integral multiples of one one-hundredth of a share of Preferred Stock or Equivalent Preferred Stock, as the case may be).  Fractions of shares of Preferred Stock or Equivalent Preferred Stock, as the case may be, in integral multiples of one one-hundredth of a share of Preferred Stock or Equivalent Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depository selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock or the Equivalent Preferred Stock represented by such depositary receipts.  In lieu of fractional shares, at the election of the Company, there shall be paid to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such capital stock. For purposes of this Section 14(b), the current market value of a share of such capital stock shall be the Closing Price of such capital stock for the Trading Day immediately prior to the date of such exercise.

(c)                The holder of a Right, by the acceptance of the Right, expressly waives such holder's right to receive any fractional Rights or (except as provided in Section 14(b) hereof) any fractional share upon exercise of a Right.

Section 15. Rights of Action.  Excepting the rights of action given the Rights Agent under Section 18 hereof and except as set forth in Section 20(1) hereof, all rights of action in respect of this Agreement are vested in the registered holder of each Right; and any registered holder of any Right, without the consent of the Rights Agent or of the holder of any other Right, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder's right to exercise the rights evidenced by such Right in the manner provided in such Rights Certificate and in this Agreement, and the Company hereby agrees to reimburse such registered holder for all expenses (including reasonable attorneys' fees) incurred by such registered holder in connection therewith.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)                prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b)                from and after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer with a form of assignment and certificate set forth on the reverse side thereof duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

(c)                subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or, prior to the Distribution Date, the associated Common Stock certificate, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)                notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company agrees to use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or otherwise be deemed for any purpose the holder of any securities of the Company which may be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or preemptive rights, or otherwise, until the time specified in Section 10 hereof.

Section 18. Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent such reasonable compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damages, claims or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorneys' fees and expenses) of defending against any claim of liability for any of the foregoing.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for any number of one one-hundredths of a share of Preferred Stock, or for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and verified or acknowledged as required by this Agreement.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.  Any corporation into which the Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent.  The Rights Agent undertakes only the duties and obligations expressly imposed upon it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.  The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions:

(a)                The Rights Agent may consult with legal counsel of its selection (who may be legal counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)                Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an "Officers' Certificate") signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such Officers' Certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such Officers' Certificate.

(c)                The Rights Agent shall be liable hereunder only for its own negligence, bad faith, or willful misconduct.

(d)                The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature on such Rights Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)                The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or be responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedure (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate delivered pursuant to Section 12 hereof, describing any such adjustment or procedures); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock, Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

(f)                The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)                The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President, or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the

Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions from the Company in response to such application specifying the action to be taken or omitted.

(h)                The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other entity.

(i)                The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

(j)                No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)                If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

(l)                The provisions of this Section 20 are solely for the benefit of the Rights Agent or the Company and any failure or omission under this Section 20 shall not affect the rights of the Company under this Agreement and neither the Rights Agent nor the Company shall have any liability to any holder of Rights or other Person on account of such failure or omission.

Section 21. Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent, to each transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States, the State of New York or The Commonwealth of Massachusetts (or of any other State of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or The Commonwealth of Massachusetts), in good standing, having an office designated for such purpose in the State of New York or The Commonwealth of Massachusetts, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the "Rights Agent" for all purposes of this Agreement.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights evidenced by a Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.  The Board, by majority vote, may, at its option, at any time prior to the earlier of (i) the occurrence of Common Stock Event described in Section 11(a)(ii), or (ii) the Expiration Date, redeem all (but not less than all) of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, combination of shares, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").  Immediately upon the taking of such action ordering the redemption of all of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights so redeemed will terminate and the only right thereafter of the holders of such Rights so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon).  Within 10 days after such action ordering the redemption of all of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 24. Exchange.

(a)                The Board, by majority vote, may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio, as the same may be so adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any such Subsidiary, or (iv) any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

(b)                Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)                In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or shares of Equivalent Preferred Stock) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or share of Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of shares of Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

(d)                In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights.

(e)                The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of such fractional shares of Common Stock, the Company shall pay to each registered holder of a Right Certificate with regard to which a fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.  For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Proposed Actions.  In case the Company shall after the Distribution Date propose (a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a cash dividend out of earnings or the retained earnings of the Company), or (b) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock, Common Stock or shares of stock of any other class or any other securities, rights, or options, or (c) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of (i) the assets of the Company and its Subsidiaries (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (ii) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

In case any Common Stock Event described in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Common Stock Event, which shall specify such event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

Section 26. Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Dynamics Research Corporation
          60 Frontage Road
          Andover, MA 01810-5498
          Attention:  Vice President and Treasurer

Copy to:	Richard M. Stein
Nixon Peabody LLP
100 Summer Street
Boston, MA 02110-2131

Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

        American Stock Transfer & Trust Company LLC
59 Maiden Lane
New York, NY  10038
Attention:  Executive Vice President
(Dynamics Research Corporation Rights Agreement)

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments.  Prior to the Distribution Date, the Board, upon the vote of a majority of the Board, may from time to time supplement or amend this Agreement without the approval of any holders of the Rights.  From and after the Distribution Date, the Board may, upon the vote of a majority of the Board, from time to time amend this Agreement without the approval of any holders of the Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to change any time period governing redemption of the Rights or any other time period or (iv) to make any other provisions in regard to matters or questions arising hereunder which the Board, upon the vote of a majority of the Board, may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or Disqualified Transferee or any Affiliate of an Acquiring Person or Disqualified Transferee).

Any amendment made pursuant to this Section 27 after a Stock Acquisition Date shall require the approval of a majority of the Board.  The Rights Agent shall join with the Company in the execution and delivery of any such supplement or amendment, unless such supplement or amendment affects any of the rights, duties, or obligations of the Rights Agent hereunder, in which case the Rights Agent may, but shall not be required to, join in such execution and delivery.

Section 28. Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board; etc.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith and with the concurrence of a majority of the Board then in office shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any Director to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated shares of Common Stock) any legal or equitable right, remedy, or claim under this Agreement or the Rights; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Stock).

Section 31. Severability.  The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.

Section 32. Governing Law.  This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

Section 33. Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals, all as of the day and year first above written.

DYNAMICS RESEARCH CORPORATION

By:	/s/ David Keleher
Title:	Senior Vice President, Chief Financial Officer and Treasurer

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC AS RIGHTS AGENT

By:	/s/ Herbert J. Lemmer
Title:	Vice President

EXHIBIT A

AMENDED
FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF SERIES B
PREFERRED STOCK

of

DYNAMICS RESEARCH CORPORATION

Pursuant to Chapter 156B Section 26 of the
Massachusetts Business Corporation Law

We, James P. Regan, President, and Richard Covel, Secretary, of Dynamics Research Corporation, a corporation organized and existing under the Massachusetts Business Corporation Law, (the “Corporation”) in accordance with the provisions of Chapter 156B Section 26 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors (the “Board of Directors”) by the Restated Articles of Organization of the Corporation, as amended, the Board of Directors on July 23, 2008, adopted a vote amending its authorized Series B Preferred Stock, as follows:

VOTED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, the terms of the Corporation’s Series B Preferred Stock are hereby amended and restated, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.                      Designation and Amount.  The shares of such Series shall be designated as “Series B Preferred Stock” (the “Series B Stock”) and the number of shares constituting such Series shall be 3,000,000.  The number of shares of Series B Stock may be increased or decreased by a vote duly adopted by the Board of Directors, but may not be decreased below the number of shares of Series B Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities convertible into Series B Stock.

Section 2.                      Dividends and Distributions.

(a)           Subject to the prior and superior rights of the holders of any  shares of any Series of preferred stock ranking prior and superior to the shares of Series B Stock with respect to dividends, the holders of shares of Series B Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 8 hereof, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.10 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Stock.

(b)           The Corporation shall declare a dividend or distribution on the Series B Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of or a subdivision with respect to Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series B Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series B Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3.                      Voting Rights.  The holders of shares of Series B Stock shall have the following voting rights:

(a)           Each share of Series B Stock shall entitle the holder thereof to one-hundred votes on all matters submitted to a vote of the stockholders of the Corporation.

(b)           Except as otherwise provided herein or required by applicable law, the holders of shares of Series B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)           Except as set forth herein or required by applicable law, holders of Series B Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.                      Certain Restrictions.

(a)           Whenever quarterly dividends or other dividends or distributions payable on the Series B Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Stock outstanding shall have been paid in full, the Corporation shall not:

(i)         declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Stock;

(ii)         declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, except dividends paid ratably on the Series B Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (A) in exchange for shares of any stock of the

Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Stock or (B) in accordance with subparagraph (iv) of this Section 4(a); or

(iv)         redeem or purchase or otherwise acquire for consideration any shares of Series B Stock, or any shares of stock ranking on a parity with the Series B Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the outstanding shares of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective Series or classes.

(b)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.                      Reacquired Shares.  Any shares of Series B Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new Series of preferred stock to be created by vote or votes of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.                      Liquidation, Dissolution or Winding Up.

(a)           Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or any other stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series B Stock unless, prior thereto, the holders of shares of Series B Stock shall have received $100.00 per share plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such distribution (the “Series B Liquidation Preference”).  Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Stock unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 6, any Series of the Corporation’s Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Section 8 hereof to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock; such number in this clause (ii), as the same may be adjusted from time to time, is hereinafter referred to as the “Adjustment Number”.  In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any remaining assets shall be distributed ratably to the holders of Common Stock.  Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Stock and Common Stock, respectively, holders of shares of Series B Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of any remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series B Stock and Common Stock, on a per share basis, respectively.

(b)           In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other Series of preferred stock, if any, which rank on a parity with the Series B Stock, then any remaining assets shall be distributed ratably to the holders of the Series B Stock and the holders of such parity stock in proportion to their respective liquidation preferences.

(c)           None of the merger or consolidation of the Corporation into or with any other entity, the sale of all or substantially all of the property and assets of the Corporation or the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart from the assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

(d)           Each share of Series B Stock shall stand on a parity with each share of Series B Stock or any other Series of the same class of preferred stock upon voluntary or involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

Section 7.                      Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the outstanding shares of Series B Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 8 hereof) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8.                      Certain Adjustments.  In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2(a) and (b), 6(a) and 7 hereof with respect to the multiple of cash and non-cash dividends, the Series B Liquidation Preference and an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 9.                      Ranking.  The Series B Stock shall rank pari passu with (or if determined by the Board of Directors in any vote establishing any other series of preferred stock, either senior and prior in preference to, or junior and subordinate to, as the case may be) each other Series of preferred stock with respect to dividends and/or preference upon liquidation, dissolution or winding up.

Section 10.                    Redemption.  The shares of Series B Stock may be purchased by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Restated Articles of Organization of the Corporation, as amended.

Section 11.                    Amendment.  The Restated Articles of Organization of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Stock, voting together as a single class.

Section 12.                    Fractional Shares.  Series B Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Stock.

IN WITNESS WHEREOF, this Amended Certificate of Designation was executed on behalf of the Corporation by its President and attested by its Secretary on July 23, 2008.

By_____________________________

President

Attest:

By___________________

Secretary

[SEAL]

EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R- ______ Rights

NOT EXERCISABLE AFTER JULY 27, 2018 OR EARLIER IF ORDER OF REDEMPTION IS GIVEN.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.  THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.  [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT).  ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

Rights Certificate

DYNAMICS RESEARCH CORPORATION

This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement dated as of July 23, 2008 (the “Rights Agreement”) between Dynamics Research Corporation (the “Company”), and American Stock Transfer & Trust Company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Boston, Massachusetts time) on July 27, 2008 (the “Expiration Date”) at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-tenth of a share of the Series B Preferred Stock, with a par value of $.10 per share (“Series B Preferred Stock”), of the Company per each Right represented hereby, at a purchase price of $59.09 per share (the “Purchase Price’) upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request.  The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 27, 2008, based on the shares of Common Stock of the Company as constituted at such date.

As more fully set forth in the Rights Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement) or (ii) a Disqualified Transferee (as defined in the Rights Agreement), such Rights shall automatically become null and void .and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Common Stock Event.

*	The portion of the legend in brackets shall be inserted only if applicable.

The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

As provided in the Rights Agreement, the Purchase Price and the number of whole or fractional shares of Series B Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.  Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and may be obtained by the holder of any Rights upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of whole or fractional shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.  If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company by a majority vote of the Board (as defined in the Rights Agreement) then in office at any time prior to the Expiration Date, at a redemption price of $.01 per Right (which amount is subject to adjustment as provided in the Rights Agreement).

The Company is not obligated to issue whole or fractional shares of Series B Preferred Stock (or other securities) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made at the election of the Company, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series B Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers and the seal of the Company.  Dated as of

DYNAMICS RESEARCH CORPORATION

By:
Title:
ATTEST:

Title:

Countersigned:

AMERICAN STOCK TRANSFER

& TRUST COMPANY

By:
Authorized Signatory

Date of Countersignature:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

____________

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate)
FOR VALUE RECEIVED ____________ hereby sells, assigns and transfers unto

________________________________________________________________________
(Please print name and address of transferee)

____________________________________________________________________whose social security or tax identification number is: _______________________ the Rights evidenced by this

Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________________,____.
_____________________________________

Signature

Signature Guaranteed:*

- --------------------------

*           Signature must be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

CERTIFICATE

____________

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:
Signature

Signature Guaranteed:*

_______________________________

NOTICE

____________

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

____________

(To be executed if holder desires to exercise the Rights Certificate)

To Dynamics Research Corporation

The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the number of one one-hundredths of a share of Preferred Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security

or other identifying number___________________________________________

__________________________________________________________________
(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number____________________________________________

___________________________________________________________________
(Please print name and address)

Dated: ______________________, ____

                         __________________________________

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)

Signature Guaranteed:**

- --------------------------

** Signature must be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

CERTIFICATE

____________

The undersigned hereby certifies by checking the appropriate boxes that:
(1)           the Rights evidenced by this Rights Certificate[ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement) from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:_______________,____
Signature

Signature Guaranteed:***

_________________________

*** Signature must be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

EXHIBIT C

DYNAMICS RESEARCH CORPORATION

SUMMARY OF PURCHASE RIGHTS

On July 27, 2008, Dynamics Research Corporation declared a dividend distribution of one preferred stock purchase right for each share of Common Stock.  These New Rights replace and have the same practical effect as the Rights that were in existence prior to July 27, 2008.  Each New Right entitles the registered holder to purchase from the Company after the Distribution Date described below one one-hundredth of a share of its Series B Preferred Stock.  The exercise price is $59.09 for each one one-hundredth share of Preferred Stock.  The distribution of New Rights is payable on July 27, 2008 to the record holders of Common Stock at the close of business on that date.  One New Right will also be issued for each share of Common Stock issued between July 27, 2008 and the Distribution Date.

Exercisability of the New Rights; Distribution Date.  The New Rights are not exercisable until the Distribution Date.  The Distribution Date would occur, if ever, ten business days after either of the following events:

•
A public announcement that a person or group (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Company’s outstanding Common Stock (which includes common stock referenced in derivative transactions and securities) (the “Stock Acquisition Date”) or

•	The commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group owning 15% or more of the Company’s outstanding Common Stock.

Mergers, Asset Sales and Self-Dealing Transactions.  If after the Stock Acquisition Date the Company is acquired in a merger or other business combination, or 50% or more of its assets or earning power is sold, proper provision is to be made so that each holder of a New Right would have the right to receive, upon exercise of the New Right, that number of shares of common stock of the acquiring company which at the time has a market value of two times the exercise price of the New Right.

In the event that:

(1)           the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, or

(2)           an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement described below, or

(3)           during such time as there is an Acquiring Person any recapitalization, reorganization or other transaction involving the Company occurs which result in such Acquiring Person’s ownership interest being increased by more than 1%, then each holder of a New Right would have the right to receive, upon exercise of the New Right, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the New Right.

Following the occurrence of any of the events described in this section, any New Rights beneficially owned by any Acquiring Person would immediately become null and void.

Exchange Option.  The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable New Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per New Right.  The Board, however, may not effect an exchange at any time after any person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any such subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding.  Immediately upon the action of the Board ordering the exchange of any New Rights and without any further action and without any notice, the right to exercise such New Rights will terminate and the only right thereafter of a holder of such New Rights will be to receive that number of shares of Common Stock equal to the number of such New Rights held by the holder.

Transferability of New Rights.  Until the Distribution Date, the Common Stock Certificates will evidence the New Rights, and the transfer of the Common Stock certificates will constitute a transfer of the New Rights.  After the Distribution Date, separate certificates evidencing the New Rights would be mailed to holders of record of the Company’s Common Stock as of the close of business on the Distribution Date, and such separate New Rights Certificates alone would evidence the New Rights.

Redemption.  The Board of Directors, by a majority vote, may redeem the New Rights at any time at a redemption price of $.01 per New Right.  Immediately upon such redemption, the right to exercise the New Rights will terminate, and the New Rights Holders will become entitled only to receive the Redemption Price.

Expiration of New Rights.  If not previously exercised or redeemed, the New Rights will expire on July 27, 2018.

Anti-Dilution Adjustment.  The exercise price, the redemption price, the exchange ratio and the number of shares of the Preferred Stock or other securities or property issuable upon exercise of the New Rights are subject to adjustment from time to time to prevent dilution under the following circumstances:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, or

•	upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price, or

•
upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of the earnings or retained earnings of the Company and dividends payable in shares of Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such price.  At the Company’s option, cash (based on the market price on the last trading date prior to the date of the exercise) will be paid instead of issuing fractional shares of any securities (other than fractional shares of Preferred Stock in integral multiples of one one-hundredth of a share).

No Shareholder Rights.  A New Right holder, as such, has no rights as a shareholder of the Company, including, without limitation, the right to vote or receive dividends.

Amendments.  Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date without the approval of any holders of the New Rights.  After the Distribution Date, the Board of Directors may amend the Rights Agreement to cure any ambiguity, to make changes which do not adversely affect the interests of holders of New Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement.  A majority vote of the Board of Directors is required.

Tax Consequences.  Although the Company believes that neither the distribution of the New Rights nor the subsequent separation of the New Rights on the Distribution Date should be taxable to the stockholders or the Company, stockholders may, depending upon the circumstances, realize taxable income upon the occurrence of an event described under “Mergers, Asset Sales and Self- Dealing Transactions.”

Rights Agreement.  The terms of the New Rights are set forth in an Amended and Restated Rights Agreement (the “Rights Agreement”) dated July 23, 2008 between the Company and American Stock Transfer & Trust Company, as Rights Agent.  A copy of the Rights Agreement is an Exhibit to Form 8-A/A filed with the Securities and Exchange Commission.  A copy of the Rights Agreement is available free of charge from the Rights Agent at the following address:

American Stock Transfer & Trust Company LLC
59 Maiden Lane
New York, NY  10038
Attention:  Executive Vice President
(Dynamics Research Corporation Rights Agreement)

This summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary by reference.